Equinix Names Olivier Leonetti as Company’s Next Chief Financial Officer

Will succeed Keith Taylor, who is retiring as previously announced

REDWOOD CITY, Calif.– March 10, 2026 – Equinix, Inc. (Nasdaq: EQIX), the world's digital infrastructure company®, today announced the appointment of Olivier Leonetti as Chief Financial Officer (CFO), effective March 16.

An accomplished executive who has served as CFO of multiple publicly traded companies, Leonetti brings more than 30 years of financial leadership experience to Equinix, including a deep background in technology and infrastructure.

“Olivier is an exceptional leader with a distinguished track record of delivering strong results at leading technology and infrastructure companies,” said Adaire Fox-Martin, CEO and President, Equinix. “His strategic vision, combined with his deep financial acumen and operational rigor, will be a great addition to our team as we continue executing on our priorities to serve our customers and create value for our shareholders.”

Leonetti most recently served as CFO of Eaton, one of the world’s leading power management companies and a large supplier to the data center industry. Prior to Eaton, he was CFO of Johnson Controls, a global leader in creating intelligent buildings, efficient energy solutions and integrated infrastructure for data centers among many other sectors.

Earlier in his career, Leonetti was CFO of Zebra Technologies and Western Digital. He has also held senior finance leadership roles at Dell and Amgen.

“Equinix is a company that I have long admired given the important role it plays connecting the world’s digital infrastructure,” Leonetti said. “Equinix has built a tremendous finance organization over the course of many years, and I am excited to join the team as we advance our work to deliver strong top- and bottom-line growth across the business.”

Leonetti will succeed longtime Equinix CFO Keith Taylor. As announced last year, Taylor is retiring in 2026 following a distinguished 27-year career with the company.

Taylor joined Equinix in 1999 and guided the company’s financial strategy through every stage of its evolution—from a venture-backed startup to a successful IPO and onward to its position today as an industry leader with over $9 billion in annualized revenue. He will continue to serve as a special advisor to the company for approximately one year to ensure a smooth transition.

“Keith has made a tremendous impact on Equinix for nearly three decades,” Fox-Martin said. “His leadership has been integral to our success and has helped us lay the foundation for our future. We are grateful for Keith’s countless contributions and look forward to his continued support as a special advisor.”

About Equinix
Equinix, Inc. (Nasdaq: EQIX) shortens the path to boundless connectivity anywhere in the world. Its digital infrastructure, data center footprint and interconnected ecosystems empower innovations that enhance our work, life and planet. Equinix connects economies, countries, organizations and communities, delivering seamless digital experiences and cutting-edge AI—quickly, efficiently and everywhere.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the current inflationary environment; foreign currency exchange rate fluctuations; stock price fluctuations; increased costs to procure power and the general volatility in the global energy market; the challenges of building and operating IBX® and xScale® data centers, including those related to sourcing suitable power and land, and any supply chain constraints or increased costs of supplies; the challenges of developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT; risks related to regulatory inquiries or litigation; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix Media Relations                        Equinix Investor Relations
press@equinix.com                 invest@equinix.com
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